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     Applied DNA Sciences Acquires License for Molecular Beacons Technology

STONY BROOK, N.Y., February 08, 2007 /PRNewswire-FirstCall/ -- Applied DNA Sciences, Inc. (OTC Bulletin Board: APDN), a DNA security solutions company, today announced that it has in-licensed the rights to PHRI Properties molecular beacons technology.

Applied DNA Sciences plans to incorporate the molecular beacons in its next generation instant detection devices. These products will complement the existing detection methods being utilized by Applied DNA Sciences and its customers and will offer another method for quick on-site verification of customers' products.

APDN's SigNature(TM) Program consists of three steps: creating and encapsulating a specific encrypted DNA segment, applying it to a product or other item, and detecting the presence or absence of the specific agent. Once applied, the presence of any of our SigNature(TM) DNA Markers can be detected by APDN or a customer in a simple spot test. The instant detection device being developed using the molecular beacons technology, will provide an alternate simple, instant on-site authentication test which can detect SigNature(TM) DNA Markers in a range of different media, including but not limited to ink, thread, and adhesives. For forensic authentication, a sample taken from the product or other item can be analyzed using our proprietary primers and PCR technology to obtain definitive proof of the presence or absence of a SigNature(TM) DNA Marker.

Dr. James A. Hayward, CEO of Applied DNA Sciences stated, "We are pleased with the addition of this exciting technology to our portfolio. This license is another step forward in the continued development and enhancement of our SigNature(TM) Program. APDN is constantly working to develop new, faster and more convenient detection technologies, to strengthen its business and to enhance APDN's ability to detect counterfeit goods and products, which could make the world a safer place."


About PHRI and UMDNJ

The Public Health Research Institute Center (PHRI), an independent, not-for-profit research organization, was founded in 1941 in New York City. PHRI moved to Newark in 2002 to join the International Center for Public Health, an infectious disease consortium comprised of the Department of Microbiology and Molecular Genetics and The Global TB Institute at the UMDNJ-New Jersey Medical School and the UMDNJ-School of Public Health. In December of 2006, PHRI was officially incorporated into the UMDNJ-New Jersey Medical School.

The University of Medicine and Dentistry of New Jersey (UMDNJ) is the nation's largest free-standing public health sciences university with more than 5, 500 students attending the state's three medical schools, its only dental school, a graduate school of biomedical sciences, a school of health-related professions, a school of nursing and its only school of public health. UMDNJ has campuses in Newark, New Brunswick/Piscataway, Scotch Plains, Camden and Stratford.


About Applied DNA Sciences, Inc.

Applied DNA Sciences, Inc. provides botanical DNA encryption, embedment and authentication solutions that can help protect companies, governments and consumers from counterfeiting, fraud, piracy, product diversion, identity theft and unauthorized intrusion into physical locations and databases. APDN's common stock is listed on the Over-The-Counter Bulletin Board under the symbol "APDN". Contact: Debbie Bailey, Applied DNA Sciences, Inc., 25 Health Sciences Drive, Stony Brook, New York 11790; Tel: 631-444-8090; Fax:
631-444-8848 http://www.ADNAS.com.

The statements made by APDN may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe APDN's future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited market acceptance, market competition and various other factors detailed from time to time in APDN's SEC reports and filings, including our Registration Statement on Form SB-2 as amended, and Annual Report on Form 10-KSB, filed on January 16, 2007. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.


SOURCE Applied DNA Sciences, Inc.

-0-02/08/2007 /CONTACT: Debbie Bailey, 631-444-8090, fax: 631-444-8848/
/First Call Analyst: / /FCMN Contact: info@adnas.com /
/Web site: http://www.ADNAS.com /